Calvert Social Investment Fund
Form N-SAR
Period Ended March 31, 2017

Sub-Item 77Q1(e)

The Investment Advisory Agreement dated December
31, 2016 between Calvert Social Investment Fund (the
"Registrant"), on behalf of its series as included below, and Calvert Research and Management is incorporated herein by reference to Exhibit (d)(1) of Post-Effective
Amendment No. 89 to the Registrants Registration
Statement on Form N-1A (1933 Act File No. 002-
75106) as previously filed with the Securities and Exchange Commission on January 30, 2017 (SEC
Accession No. 0000940394-17-000162).

Calvert Aggressive Allocation Fund
Calvert Conservative Allocation Fund
Calvert Moderate Allocation Fund
Calvert Balanced Portfolio
Calvert Bond Portfolio
Calvert Equity Portfolio

The Investment Sub-Advisory Agreement effective
December 31, 2016 between Calvert Research and
Management and Atlanta Capital Management
Company, LLC with respect to Calvert Equity Portfolio, a series of the Registrant, is incorporated herein by reference to Exhibit (d)(2) of Post-Effective Amendment
No. 89 to the Registrants Registration Statement on
Form N-1A (1933 Act File No. 002-75106) as
previously filed with the Securities and Exchange
Commission on January 30, 2017 (SEC Accession No.
0000940394-17-000162).